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                                                                    EXHIBIT 10.3


                                   TEAM, INC.


                STANDARD RESTRICTED STOCK OPTION AWARD AGREEMENT
                                    ("SNOS")

         THIS STANDARD RESTRICTED STOCK OPTION AWARD AGREEMENT (the
"Agreement") is made effective as of November 2, 1998 (the "Grant Date") between Team, Inc., a Texas corporation (the "Company"), and PHILIP HAWK ("Hawk" or "Option Holder").

WHEREAS, Hawk and the Company have entered into an employment agreement the ("Employment Agreement") which is dated as of the Grant Date which provides in section 5.b. thereof for the grant of an option (the "Option" or "SNO Option") to purchase shares ("Shares") of the common stock of the Company, $0.30 par value subject among other things to a stated vesting schedule with respect to the exercise of such options ; and,

WHEREAS, the Company and Hawk have entered into an Incentive Stock Option Award Agreement (the "ISO Agreement") which is also dated as of the Grant Date which grants to Hawk an option ("ISO Option") to acquire 105,666 Shares (Shares which are acquired pursuant to the ISO Option is referred to herein as the " ISO Shares"); and,

WHEREAS, the Employment Agreement provides that Hawk's right to exercise the SNO Option will fully vest immediately in the event that: (i) Hawk's employment with the Company is terminated pursuant to Sections 8.a. or 8c. of the Employment Agreement or (ii) a "Change of Control" occurs while Hawk is an employee of the Company in a transaction which is not recommended by the Company's Board of Directors (the aforesaid events which give rise to immediate vesting shall be referred to herein as an "Accelerating Event");

WHEREAS, the Employment Agreement also provides that if an Accelerating Event occurs, the number of Shares covered by this Agreement will be automatically increased by the number of the


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Standard Restricted Stock Option
Award Agreement - Team, Inc.

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ISO Shares (the "Additional SNO Shares") that would have become vested under the
ISO Option had such Accelerating Event provisions that applied to the SNO
Options applied to the ISO Options.;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the receipt and sufficiency and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. GRANT OF OPTION. Subject to the terms and conditions of this Agreement, the Company, with the unanimous authorization and approval of its Board of Directors, hereby grants to Hawk effective as of the Grant Date this SNO Option to purchase 44,334 Shares at a price of $3.625 per share (the "Option Price") which is the mean of the opening price ($3.50) and the closing price of the Shares as traded on the American Stock Exchange on the Grant Date. This Agreement and the purchase of Shares hereunder is not intended to be and should not be interpreted to qualify as an Incentive Stock Option as that term is used in Section 422 of the Internal Revenue Code of 1986. Immediately following the occurrence of an Accelerating Event and without further action on behalf of the Company or Hawk, this SNO Option shall be automatically amended to increase the number of Shares which may be acquired through the exercise of this SNO Option by the number of the Additional SNO Shares as provided in Section 5.b. of the Employment Agreement.

         2. OPTION PERIOD. The SNO Option granted herein may be exercised in whole or in part at any time prior to the termination of the Option Period as determined pursuant to Section 5 below, subject however to the limitation that said SNO Option shall be exercisable in increments ratably as set forth in Exhibit A hereto (the "Vesting Schedule"); provided, however, that notwithstanding the Vesting Schedule, this SNO Option shall become fully vested with respect to all Shares covered by this Agreement (including the Additional SNO Shares) upon the occurrence of an Accelerating Event; and, provided further, the Board of Directors of the Company, in its sole discretion, may waive the Vesting Schedule and, upon written notice to the Option Holder, accelerate the earliest date or dates in which the Option granted hereunder is exercisable. The SNO Option granted by this Agreement is the Option described in Section 5.b of the Employment Agreement.

         3. METHOD FOR EXERCISING THE OPTION. The vested portion of the Option may be exercised in whole or in part only by delivery in person or through certified or registered mail to the Company at its principal office in Alvin, Texas (attention: Corporate Secretary) of written notice specifying the Option that is being exercised and the number of Shares with respect to which the Option is being exercised. The notice must be accompanied by payment of the Option Price for the portion of the Option being exercised. Payment of this portion of the Option Price for the Shares shall be made in full by any of the following methods or any combination of the following methods:

                  a. In cash or by certified or cashier's check payable to Team, Inc.;

                  b. The delivery to the Company of certificates representing the number of Shares then owned by the Option Holder, the Fair Market Value (defined in Section 11(i) below) of which equals the Option Price of the Shares purchased pursuant to the Option, properly endorsed for



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Standard Restricted Stock Option
Award Agreement - Team, Inc.              2

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transfer to the Company. (For purposes of this Agreement, the Fair Market Value of any Shares delivered in payment of the Option Price upon exercise of the Option shall be the Fair Market Value as of the exercise date, and the exercise date shall be the day of delivery of the certificates for the Shares used as payment of the Option Price); or

                  c. The delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver promptly to the Company, in payment of the Option Price, the amount of the cash proceeds of the sale of Shares or a loan from the broker to the Option Holder sufficient, in each case, to pay the Option Price, and in a form satisfactory to the Corporate Secretary.

                  Upon such notice to the Corporate Secretary and payment in full of the amount of the Option Price being exercised, the exercise of the Option shall be deemed to be effective, and a properly executed certificate or certificates representing the Shares so purchased shall be issued by the Company and delivered to the Option Holder or the agent designated by the Option Holder.

         4.       ADJUSTMENTS.

                  (a) In the event that the outstanding Shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation, by reason of a recapitalization, reclassification, stock split-up, combination of shares, or dividend or other distribution payable in capital stock, appropriate adjustment shall be made by the Board in the number and kind of shares as to which the outstanding Option, or portions thereof then unexercised, shall be exercisable, to the end that the proportionate interest of the holder of the Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustment in outstanding Option shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the Option price per share.

                  (b) In the event that the Board shall adopt resolutions recommending the dissolution or liquidation of the Company, any Option granted under this Agreement shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days' written notice of the date so fixed shall be given to each Optionee and each such Optionee shall have the right during such period to exercise his Option as to all or any part of the shares covered thereby, including shares as to which such Option would not otherwise be exercisable by reason of an insufficient lapse of time.

                  (c) In the event of a Reorganization (as hereinafter defined) in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization, then



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Standard Restricted Stock Option
Award Agreement - Team, Inc.              3

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                           (i) If there is no plan or agreement respecting the
                  Reorganization ("Reorganization Agreement") or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall take such action, and the Option shall terminate, as provided in subparagraph (b) of this Paragraph 4; or

                           (ii) If there is a Reorganization Agreement and if
                  the Reorganization Agreement specifically provides for the change, conversion, or exchange of the Shares under outstanding and unexercised stock options for securities of another corporation, then the Board shall adjust the Shares under such outstanding and unexercised stock options in a manner not inconsistent with the pro visions of the Reorganization Agreement for the adjustment, change, conversion, or exchange of such Shares and such Option.

                  (d) The term "Reorganization" as used in subparagraph (c) of this Paragraph 4 shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly owned subsidiary of another company after the effective date of the Reorganization.

                  (e) Adjustments and determinations under this Paragraph 4 shall be made by the Board, whose decisions shall be final, binding, and conclusive.


         5. EXPIRATION AND TERMINATION OF THE OPTION. This SNO Option shall expire at 5:00 p.m. Houston, Texas time on November 2, 2008 or prior to such time as follows (the period from the Grant Date to the date of the expiration of the SNO Option is defined herein as the "Option Period"):

                  a. Upon termination of the employment of the Option Holder for any reason other than death, the Option exercisable as of the date of termination may be exercised by Option Holder within three months after the date of the termination of employment of the Option Holder. If, as of the date of termination of employment, the Option Holder has completed at least five full years of continuous service with the Company, the three month period provided for in the preceding sentence shall be increased to six months. The determination of whether the Option Holder has completed such period of service shall be made by the Company's Board of Directors.


                  b. Upon termination of the employment of the Option Holder by reason of the death of the Option Holder, all the shares under the Option without regard to whether exercisable as of the date of the Option Holder's death, may be exercised by the personal representative of the deceased Option Holder, within 12 months of the date of the Option Holder's death.


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Standard Restricted Stock Option
Award Agreement - Team, Inc.              4

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         6. TRANSFERABILITY. The Option may not be transferred except by will or pursuant to the laws of descent and distribution, and it shall be exercisable during the Option Holder's life only by him, and after his death, only by those entitled to do so under his will or the applicable laws of descent and distribution.

         7. COMPLIANCE WITH SECURITIES LAWS. Upon the acquisition of any Shares pursuant to the exercise of the Option herein granted, the Option Holder or any person acting under Section 5(b) will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

         8. LEGENDS ON CERTIFICATES. The Certificates representing the Shares purchased by exercise of an Option will be stamped or otherwise imprinted with legends in such form as the Company or its counsel may require with respect to any applicable restrictions on sale or transfer and the stock transfer records of the Company will reflect stock-transfer instructions with respect to such shares.

         9. WITHHOLDING.

                  a. Arrangement for Withholding. The Option Holder hereby agrees to make appropriate arrangements with the Company to provide for the amount of additional tax withholding under Sections 3102 and 3402 of the Internal Revenue Code and applicable state income tax laws, if any, resulting from the exercise of the Option. If such arrangements are not made, the Company may refuse to issue any Common Stock to the Option Holder.

                  b. Withholding Election. The Option Holder may elect to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Option Holder, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Option Holder provided that all such elections shall be subject to the approval or disapproval of the Company's Board of Directors. The value of Shares to be withheld shall be based on the Designated Value of the Common Stock on the date that the amount of tax to be withheld is to be determined.

         10. ACKNOWLEDGMENT OF OPTION HOLDER. The Option Holder acknowledges having received and read this Agreement and agrees to comply with all laws, rules and regulations applicable to the grant and exercise of the Option and the sale or other disposition of the Common Stock.

         11. MISCELLANEOUS.

                  a. Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be given by first class registered or certified mail, postage prepaid, or by personal delivery to the appropriate party, addressed:

                           i. If to the Company, to the Company at its principal
place of business at Alvin, Texas (Attention: Corporate Secretary) or at such other address as may have been furnished to the Option Holder in writing by the Company; or


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Standard Restricted Stock Option
Award Agreement - Team, Inc.              5

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                           ii. If to the Option Holder, to the Option Holder at
his address on file with the Company, or at such other address as may have been furnished to the Company by the Option Holder.

Any such notice shall be deemed to have been given as of the fourth day after deposit in the United States Postal Service, postage prepaid, properly addressed as set forth above, in the case of mailed notice, or as of the date delivered in the case of personal delivery.

                  b. Amendment. The Board of Directors may make any adjustment in the Option Price, the number of Shares subject to, or the terms of the Option by amendment or by substitution of an outstanding Option. Such amendment or substitution may result in terms and conditions (including Option Price, the number of Shares covered, Vesting Schedule or Option Period) that differ from the terms and conditions of this Option. The Board of Directors may not, however, adversely affect the rights of the Option Holder without the consent of the Option Holder. If such action is made by amendment, the effective date of such amendment will be the date of the original grant of this Option. Except as provided herein, this Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Option Holder.

                  c. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

                  d. Waiver. Any provision contained in this Agreement may be waived, either generally or in any particular instance, by the Company.

                  e. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Option Holder and their respective heirs, executors, administrators, legal representatives, successors and assigns.

                  f. Rights to Employment. Nothing contained in this Agreement shall be construed as giving the Option Holder any right to be retained in the employ of the Company and this Agreement is limited solely to governing the rights and obligations of the Option Holder with respect to the Common Stock and the Option.

                  g. Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

                  h. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

                  i. "Fair Market Value" means the closing price of the Common Stock reported on the composite tape or other reporting medium (for securities listed on the American Stock Exchange or other primary market or exchange on which the Common Stock is traded) as of the


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Standard Restricted Stock Option
Award Agreement - Team, Inc.              6

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relevant date; provided, however, that if the Common Stock does not trade on the relevant date, such price shall be determined based upon the closing price of the Common Stock on the next preceding date on which trades occurred; and provided further, however, that should the primary market or exchange on which the Common Stock is traded adopt a continuous twenty-four hour trading policy, "Fair Market Value" for purposes of this Plan shall mean the price of the Common Stock on the last trade prior to 4:30 p.m., New York time, on any relevant date.

                           j. Employment Agreement Controls. To the extent a
conflict exists between the terms of this Agreement and the terms of the Employment Agreement, the terms of the Employment Agreement shall control.



         IN WITNESS WHEREOF, the parties have executed this Agreement on the date(s) set forth below.

                                      TEAM, INC.


                                      By: /s/ SIDNEY B. WILLIAMS
                                         ---------------------------------
                                      Name:  Sidney B. Williams
                                      Title: Director and Member of Executive
                                             Committee


                                      OPTION HOLDER

                                      /s/ PHILIP J. HAWK
                                      ------------------------------------
                                           Philip J. Hawk




                                       7

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                                    EXHIBIT A

                                Vesting Schedule



    CONDITIONS TO VESTING                       AMOUNT EXERCISABLE


Upon the continuous employment                  cumulative proportion of the
by Option Holder through the                    common stock as to all or part
applicable date indicated below:                of which the option can be
--------------------------------                exercised after satisfaction of
                                                the respective conditions to
                                                vesting:
                                                -------------------------------
1.  NOVEMBER 2, 1999                                        331/3%
2.  NOVEMBER 2, 2000                                        662/3%
3.  NOVEMBER 2, 2001                                        100%
